                                                                   EXHIBIT 23.17


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Republic Industries, Inc. of our report dated January 24, 1997 on the combined financial statements of De La Cruz Automotive Group included in Republic Industries, Inc.'s Form 8-K dated September 15, 1997. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP


Miami, Florida
January 16, 1998.